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                                    Exhibit 2

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 29th day of August, 1996, by and between M & M Group, a Nevada corporation ("M & M" or "Buyer"), and Struthers Industries, Inc. a Delaware corporation ("Struthers" or "Seller").

                                   WITNESSETH

         WHEREAS, Struthers is the owner of Five Million Two Hundred Fifty Thousand shares (5,250,000) of Common Stock, par value $.01 per share (the "Shares"), of Rose International Ltd., a Delaware corporation ("Rose"), as of the date of this Agreement; and

         WHEREAS, Seller wishes to sell the Shares to Buyer upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Buyer has agreed to purchase the Shares upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, the purchase price hereafter recited and the mutual terms, conditions and covenants hereinafter contained, the parties hereto do hereby agree as follows:

         1. Sale and Purchase of Stock. On this date, the Closing Date, Seller agrees to sell, transfer, assign and deliver to Buyer and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to the Shares.

         2. Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be Four Million and No/100 Dollars ($4,000,000.00), payable pursuant to a promissory note to be executed by Buyer concurrently with this Agreement (the "Note").

         3. Closing, Closing Date and Delivery at Closing. The transactions contemplated by this Agreement shall be consummated at a closing to be held concurrently with the execution of this Agreement (the "Closing") in the offices of Klenda, Gordon & Getchell, P.C., 610 ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma, on this date. At the Closing, (i) Seller shall provide copies of the certificates representing the Shares to Buyer but shall retain in its possession the original certificates which evidences the Shares as security for repayment of the Note, and (ii) Buyer will deliver or cause to be delivered the
Note in the amount of $4 million in full payment of the Purchase Price.
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         4. Conditions Precedent to the Obligations of Seller. The obligations of Seller hereunder are subject to the fulfillment on this date, the Closing Date, of each of the following conditions:

         (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date hereof, the Closing Date.

         (b) Buyer shall have performed and complied with any and all other obligations and conditions required by this Agreement to be performed or complied with by it at the Closing.


         5. Conditions Precedent to the Obligations of Buyer. The obligations of Buyer hereunder are subject to the fulfillment on this date, the Closing Date, of each of the following conditions:

         (a) The representations and warranties of Seller contained in this Agreement shall be true and correct as of the date hereof, the Closing Date.

         (b) Seller shall have performed and complied with any and all other obligations and conditions required by this Agreement to be performed or complied with by it at the Closing.


         6. Representations and Warranties.

         (a) Buyer hereby represents and warrants to Seller as follows:

                  (i) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.

                  (ii) Buyer has full authority to enter into this Agreement and to perform the transactions contemplated herein subject only to the fulfillment of the conditions precedent contained in Section 5 of this Agreement. This Agreement, when executed, will be valid and binding on Buyer in accordance with its terms.

                  (iii) Buyer represents that its purchase hereunder is being made for its own account for investment, and not with a view to the distribution or resale thereof. Buyer agrees that it will not distribute, resell or offer the Shares unless registered pursuant to the provisions of the Securities Act of 1933, as amended, or unless an exemption from registration is available thereunder.

         (b) Seller hereby represents and warrants to Buyer as follows:

                  (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.


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                  (ii) Seller has full authority to enter into this Agreement and to perform the transactions contemplated herein subject only to the fulfillment of the conditions precedent contained in Section 4 of this Agreement. Specifically, Seller has the complete and unrestricted right, power and authority to sell, transfer, assign and deliver the Shares to Buyer pursuant to this Agreement, free and clear of all liens, claims, charges and encumbrances. This Agreement, when executed, will be valid and binding on Seller in accordance with its terms.

                  The foregoing representations and warranties of Buyer and Seller will survive the Closing.

         7. Voting Rights. So long as Buyer is not in default in the payment of the balance of the Purchase Price, it shall have the right to vote the Shares, and Seller shall simultaneously herewith execute and deliver an effective, irrevocable proxy or proxies in favor of Buyer or its nominee or nominees, and Buyer shall have the right, in its sole discretion, to designate one or more nominees to vote the proxy or proxies given pursuant to the terms of this Agreement.

         8. Miscellaneous.

         (a) Assignment. The parties shall not assign this Agreement or any part hereof without the prior written consent of both parties hereto.

         (b) Binding Effect. All representations, warranties, covenants, terms and provisions of this Agreement shall survive the Closing and be binding upon and inure to the benefit of the parties hereto and to their successors and assigns.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes any and all other agreements, whether oral or written, previously made or existing among the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified only by an instrument in writing signed by the parties hereto.

         (e) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions.

         (f) Original Documents. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original document and all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the day and year first above written.


                                            "SELLER"

                                            STRUTHERS INDUSTRIES, INC.



                                            By : /s/ G. David Gordon
                                                 -----------------------------
                                                  G. David Gordon, President



                                            "BUYER"

                                            M & M GROUP



                                            By: /s/ William Marches
                                                 -----------------------------
                                                  William Marches, President


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